Exhibit 10.2

STOCK PURCHASE AGREEMENT

             THIS STOCK PURCHASE AGREEMENT (the “Purchase Agreement”) is made and entered into as of January 31, 2012, by and between ZBB Energy Corporation, a Wisconsin corporation (“ZBB”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

ARTICLE 1 - SALE OF STOCK

Section 1.1 Sale of Stock.  Subject to the terms and conditions of this Purchase Agreement, on the date hereof ZBB agrees to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, agree to purchase from ZBB, an aggregate of up to $1,000,000 of shares of ZBB’s Common Stock (the “Stock”) at a purchase price of $0.80 per share, which represent the closing price of the Stock on the trading day preceding the date hereof, as reflected on Annex 1 attached hereto.

Section 1.2 Closing.  The Purchasers shall purchase the Stock at a closing that shall occur on (the “Closing Date”) the later of (a) February 3, 2012 and (b) the day following receipt of clearance from NYSE Amex for issuance of the Stock.  At the closing, each Purchaser will pay the purchase price for the Stock to ZBB as reflected on Annex 1 attached hereto and ZBB will deliver to each Purchaser a certificate representing the Stock being purchased by such Purchaser hereunder. On or prior to the Closing Date, each Purchaser shall deliver to the Company, via wire transfer (in accordance with the wiring instructions set forth on Annex 2) or check, immediately available funds equal to such Purchaser’s subscription amount as set forth on the signature page hereto executed by such Purchaser.

ARTICLE 2 - REPRESENTATIONS AND WARRANTIES OF ZBB

ZBB hereby represents and warrants to Purchaser as follows:

Section 2.1 Organization, Good Standing and Qualification. ZBB is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of ZBB’s Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings (as defined below).  Each of ZBB and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of ZBB and its Subsidiaries taken as a whole, or (ii) the ability of ZBB to perform its obligations under this Agreement (a “Material Adverse Effect”). For purposes of this Agreement, a “Subsidiary” of ZBB means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by ZBB. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

Section 2.2 Valid Issuance of Common Stock. The Stock is duly authorized, validly issued, fully paid and non-assessable and is free and clear of all liens, encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws.

Section 2.3 Authority.  ZBB has all requisite corporate power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby and has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of this Purchase Agreement, (ii) the authorization of the performance of all obligations of ZBB hereunder, and (iv) the authorization, issuance and delivery of the Stock.  This Purchase Agreement has been duly executed and delivered by ZBB, and constitutes the valid and binding obligation of ZBB, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 2.4 Capitalization; Subsidiaries.

(a) ZBB has duly and validly authorized capital stock as set forth in the SEC Filings and in the Articles of Incorporation of ZBB, as amended and as in effect as of the Closing Date (the “Articles of Incorporation”). All of the issued and outstanding shares of ZBB’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties. Except as described in the SEC Filings, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by ZBB, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of ZBB. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which ZBB or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind. Except as described in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among ZBB and any of the securityholders of ZBB relating to the securities of ZBB held by them. Except as described in the SEC Filings, the issuance and sale of the Shares pursuant to the Purchase Agreements will not obligate ZBB to issue shares of Common Stock or other securities to any other Person (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. Except as described in the SEC Filings, ZBB does not have outstanding any shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in ZBB upon the occurrence of certain events.

(b) ZBB has no significant subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”)) other than the Subsidiaries disclosed in the SEC Filings. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise described in the SEC Filings, are owned directly by ZBB or through its wholly owned Subsidiaries, free and clear of all liens, encumbrances, equities or claims. There is no outstanding option, right or agreement of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Subsidiaries to any person or entity except ZBB, and none of the outstanding shares of capital stock or other equity interests of any Subsidiary was issued in violation of any preemptive or other rights to subscribe for or to purchase or acquire any securities of any of the Subsidiaries. Except for the Subsidiaries, ZBB owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity.

Section 2.5 Consents.  Except as described in the SEC Filings, the execution, delivery and performance by ZBB of this Purchase Agreement, and the offer, issuance and sale of the Stock require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE Amex (“Amex”)), or approval of the stockholders of ZBB (including, but not limited to, such as may be required pursuant to the NYSE Amex Company Guide), is required in connection with the issuance and sale of the Stock or the consummation by ZBB of the transactions contemplated by this Purchase Agreement, other than (i) filings as may be required under the Securities Act and state securities law and (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), which ZBB undertakes to file within the applicable time periods and (iii) receipt of clearance from NYSE Amex for issuance of the Stock which is a closing condition under this Purchase Agreement. Subject to the accuracy of the representations and warranties of each Purchaser set forth in this Purchase Agreement, ZBB has taken all action necessary to exempt the issuance and sale of the Stock from the provisions of any shareholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on ZBB or to which ZBB or any of its assets and properties may be subject and any provision of the Articles of Incorporation or ZBB’s Bylaws, as amended and as in effect as of the Closing Date (the “Bylaws”), that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby, including, without limitation, the issuance of the Stock and the ownership, disposition or voting of the Stock by the Purchasers or the exercise of any right granted to the Purchasers pursuant to this Purchase Agreement.

Section 2.6 SEC Filings; Business.

(a) ZBB has made available to the Purchasers through the EDGAR system of the SEC (“EDGAR”), true and complete copies of ZBB’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2011 (as amended prior to the date hereof, the “10-K”), and all other reports filed by ZBB pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder (the “1934 Act”) since the filing of the 10-K and during the twelve (12) months preceding the date hereof (the foregoing materials, including the exhibits thereto and the documents incorporated by reference therein, collectively, the “SEC Filings”). The SEC Filings are the only filings required of ZBB pursuant to the 1934 Act for such period and each SEC Filing was filed in a timely manner. ZBB and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of ZBB and its Subsidiaries, taken as a whole.

(b) Any statistical, industry-related and market-related data included or incorporated by reference in the SEC Filings are based on or derived from sources that ZBB reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

Section 2.7 No Material Adverse Change. Since June 30, 2011, except as described in the SEC Filings, there has not been:

(a) any change in the consolidated assets, liabilities, financial condition or operating results of ZBB from that reflected in the financial statements included in ZBB’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;

(b) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of ZBB, or any redemption or repurchase of any securities of ZBB;

(c) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of ZBB or its Subsidiaries;

(d) any waiver, not in the ordinary course of business, by ZBB or any Subsidiary of a material right or of a material debt owed to it;

(e) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by ZBB or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of ZBB and its Subsidiaries taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

(f) any change or amendment to the Articles of Incorporation (other than in connection with the transactions contemplated hereby) or Bylaws, or material change to any Material Contract or arrangement by which ZBB or any Subsidiary is bound or to which any of their respective assets or properties is subject;

(g) any material labor difficulties or labor union organizing activities with respect to employees of ZBB or any Subsidiary;

(h) any material transaction entered into by ZBB or a Subsidiary other than in the ordinary course of business;

(i) the loss of the services of any key employee, or material change in the composition or duties of the senior management of ZBB or any Subsidiary;

(j) the loss or, to ZBB’s Knowledge, threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or

(k) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.

For purposes of this Agreement, “ZBB’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of ZBB, after due inquiry; “ Material Contract” means any contract, instrument or other agreement to which ZBB or any Subsidiary is a party or by which it is bound which has been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

Section 2.8 SEC Filings.

(a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by ZBB since January 1, 2009 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by ZBB or any Subsidiary under the 1933 Act or the 1934 Act.

Section 2.9 No Conflict, Breach, Violation or Default. Except as described in the SEC Filings, the execution, delivery and performance of this Purchase Agreement by ZBB and the issuance and sale of the Stock will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Articles of Incorporation or the Bylaws (true and complete copies of which have been made available to the Purchasers through EDGAR), or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over ZBB, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of ZBB or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (i)(b) and (ii) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

Section 2.10 Tax Matters. ZBB and each Subsidiary have prepared and filed (or filed applicable extensions therefore) all tax returns required to have been filed by ZBB or such Subsidiary with all appropriate governmental agencies and paid all taxes shown thereon or otherwise owed by it, other than any such taxes which ZBB or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in ZBB’s financial statements included in the SEC Filings.  The charges, accruals and reserves on the books of ZBB in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against ZBB or any Subsidiary nor, to ZBB’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to ZBB and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that ZBB or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than any such taxes which ZBB or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in ZBB’s financial statements included in the SEC Filings. There are no tax liens or claims pending or, to ZBB’s Knowledge, threatened in writing against ZBB or any Subsidiary or any of their respective assets or property. Except as described in the SEC Filings, there are no outstanding tax sharing agreements or other such arrangements between ZBB and any Subsidiary or other corporation or entity.

Section 2.11 Title to Properties. Except as disclosed in the SEC Filings, ZBB and each Subsidiary have good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Section 2(o) hereof) owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, ZBB and each Subsidiary hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

Section 2.12 Certificates, Authorities and Permits. ZBB and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither ZBB nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to ZBB or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

Section 2.13 Labor Matters.

(a) Except as set forth in the SEC Filings, ZBB is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. ZBB has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) There are (1) no labor disputes existing, or to ZBB’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by ZBB’s employees, (2) no unfair labor practices or petitions for election pending or, to ZBB’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to ZBB’s employees, (3) no demands received by ZBB for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to ZBB. To ZBB’s Knowledge, ZBB enjoys good labor and employee relations with its employees and labor organizations.

(c) ZBB is, and at all times has been, in compliance with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against ZBB before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) Except as disclosed in the SEC Filings and except as would not be required to be disclosed in the SEC Filings, ZBB is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended.

(e) ZBB has no liability for the improper classification by ZBB of its employees as independent contractors or leased employees prior to the Closing.

Section 2.14 Intellectual Property. ZBB and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of ZBB and its Subsidiaries as currently conducted and as described in the SEC Filings as being owned or licensed by them, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. For purposes of this Agreement, “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation). Except as described in the SEC Filings, (i) there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to ZBB as described in the SEC Filings or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, (ii) there is no pending or, to ZBB’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging ZBB’s or any Subsidiary’s rights in or to any Intellectual Property owned by or licensed to ZBB or any Subsidiary or claiming that the use of any Intellectual Property by ZBB or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party, and (iii) the use by ZBB or any Subsidiary of any Intellectual Property by ZBB or any Subsidiary in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

Section 2.15 Environmental Matters. Neither ZBB nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to ZBB’s Knowledge, threatened investigation that might lead to such a claim.

Section 2.16 Litigation. Except as described in the SEC Filings, (i) there are no pending actions, suits or proceedings against or affecting ZBB, its Subsidiaries or any of its or their properties before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Amex), and (ii) to ZBB’s Knowledge, no such actions, suits or proceedings are threatened, except for any such proceeding, which if resolved adversely to ZBB or any Subsidiary, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither ZBB nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to ZBB’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving ZBB or any current or former director or officer of ZBB.

Section 2.17 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of ZBB as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). There are no other financial statements (historical or pro forma) that are required to be included in the SEC Filings; and ZBB and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the SEC Filings. The SEC Filings do not include any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC). Except as set forth in the SEC Filings, neither ZBB nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

Section 2.18 Insurance Coverage. ZBB and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by ZBB and each Subsidiary. Neither ZBB nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 2.19 Compliance with Amex Continued Listing Requirements. Except as described in the SEC Filings, (a) ZBB is in compliance with applicable Amex continued listing requirements, and (b) ZBB has taken no action designed to terminate, or likely to have the effect of terminating, the listing of the Common Stock.

Section 2.20 Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Purchase Agreement, any valid right, interest or claim against or upon ZBB, any Subsidiary or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of ZBB.

Section 2.21 Questionable Payments. Neither ZBB nor any of its Subsidiaries nor, to ZBB’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of ZBB or any Subsidiary, has on behalf of ZBB or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of ZBB or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 2.22 Transactions with Affiliates. Except as disclosed in the SEC Filings and except as would not be required to be disclosed in the SEC Filings, none of the officers or directors of ZBB and, to ZBB’s Knowledge, none of the employees of ZBB is presently a party to any transaction with ZBB or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to ZBB’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 2.23 Internal Controls. ZBB is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to ZBB. ZBB and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. ZBB has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for ZBB and designed such disclosure controls and procedures to ensure that material information relating to ZBB, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which ZBB’s most recently filed periodic report under the 1934 Act, as the case may be, is being prepared. ZBB’s certifying officers have evaluated the effectiveness of ZBB’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). ZBB presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in ZBB’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to ZBB’s Knowledge, in other factors that could significantly affect ZBB’s internal controls. ZBB maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

Section 2.24 Investment Company. ZBB is not required to be registered as, and is not an Affiliate of (as defined under the 1934 Act), and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.25 No Price Stabilization. Neither ZBB nor any of its Subsidiaries nor, to ZBB’s knowledge, any of their respective officers, directors, affiliates or controlling persons has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of ZBB to facilitate the sale or resale of the Stock.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Each Purchaser severally hereby represents and warrants to ZBB as follows:

Section 3.1 Authority.  Purchaser has all requisite power and authority to enter into this Purchase Agreement and to consummate the transactions contemplated hereby.  This Purchase Agreement has been duly executed and delivered by Purchaser, and constitutes the valid and binding obligation of Purchaser, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

Section 3.2 Purchase Entirely for Own Account.  The Stock is being acquired by Purchaser for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Purchaser further represents that he does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant any participation with respect to any of the Stock.

Section 3.3 Investment Experience.  Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser is aware of ZBB’s business affairs and financial condition and has had access to and has acquired sufficient information about ZBB to reach an informed and knowledgeable decision to acquire the Stock.  Purchaser has such business and financial experience as is required to give him the ability to protect his own interests in connection with the purchase of the Stock.

Section 3.4 Ability to Bear Risk.  Purchaser is able to bear the economic risk of his investment in the Stock for an indefinite period of time and Purchaser understands that the Stock has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser acknowledges that he could bear a complete or significant loss of his investment in the Stock.

Section 3.5 Access to Information.  Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Stock and has had full access to such other information concerning ZBB as Purchaser has requested.

Section 3.6 Restricted Securities.  Purchaser understands that the Stock is “restricted” under applicable U.S. federal and state securities laws inasmuch as it is being acquired from ZBB in a transaction not involving a public offering and that, pursuant to these laws and applicable regulations, Purchaser must hold the Stock indefinitely unless it is registered with the Securities and Exchange Commission (the “SEC”), and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Section 3.7 Legends.  Purchaser understands that the Stock, and any securities issued in respect thereof or exchange therefor, may bear the following legends:

(a)         “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

(b)        Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

ARTICLE 4 - CONDITIONS TO CLOSING

Section 4.1 Conditions to Purchasers’ Obligations to Close.  Each Purchaser’s obligation to purchase the Stock at the Closing is subject to the fulfillment on or before the Closing Date of each of the following conditions, unless waived in writing by the applicable Purchaser purchasing the Stock at the Closing:

(a) Representations and Warranties.  The representations and warranties made by ZBB in Article 2 shall be true and correct in all material respects as of the Closing Date.

(b) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by ZBB on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Clearance from NYSE Amex.  ZBB shall have received clearance from NYSE AMEX for the issuance of the Stock.

(d) Blue Sky.  ZBB shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

(e) Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their counsel and the Purchasers and their counsel shall have received all such counterpart original and certified or other copies of such documents as are reasonably requested.

Section 4.2 Conditions to ZBB’s Obligations to Close.  ZBB’s obligation to issue and sell the Stock at the Closing is subject to the fulfillment on or before the Closing Date of each of the following conditions, unless waived in writing by ZBB at the Closing:

(a) Representations and Warranties.  The representations and warranties made by the Purchasers in Article 3 shall be true and correct in all material respects as of the Closing Date.

(b) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

(c) Clearance from NYSE Amex.  ZBB shall have received clearance from NYSE AMEX for the issuance of the Stock.

(d) Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to ZBB and its counsel and ZBB and its counsel shall have received all such counterpart original and certified or other copies of such documents as are reasonably requested.

ARTICLE 5 - POST-CLOSING COVENANTS

Section 5.1 Indemnification.  ZBB agrees to defend, indemnify and hold harmless the Purchasers and their respective directors, officers, employees and representatives against any losses, claims, damages or liabilities to which any of them may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of ZBB), and will reimburse them for any reasonable and documented legal or other expenses incurred by any of them in connection with investigating or defending against such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon (i) any inaccuracy in the representations and warranties of ZBB contained in this Purchase Agreement; or (ii) any failure of ZBB to perform its obligations hereunder.

Section 5.2 Rule 144 Requirements.  With a view to making available to the Purchasers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Purchaser to sell securities of ZBB to the public without registration or pursuant to a registration on Form S-3, ZBB agrees to do the following:

(a) make and keep current public information about ZBB available, as those terms are understood and defined in Rule 144;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of ZBB under the 1933 Act and the 1934 Act; and

(c) furnish to any holder of the Stock upon request (i) to the extent accurate, a written statement by ZBB that it has complied with the reporting requirements of Rule 144 and of the 1933 Act and the 1934 Act or that it qualifies as a registrant whose securities may be resold pursuant to a Form S-3, (ii) a copy of the most recent annual or quarterly report of ZBB and such other reports and documents so filed by ZBB, and (iii) such other information as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to Form S-3.

ARTICLE 6 - MISCELLANEOUS

Section 6.1 Transfers in Violation of Purchase Agreement.  Any transfer or attempted transfer of any Stock in violation of any provision of this Purchase Agreement shall be null and void, and ZBB shall not record such transfer on its books or treat any purported transferee of such Stock as the owner of such securities for any purpose.

Section 6.2 Governing Law.  This Purchase Agreement shall be governed in all respects by the laws of the State of Wisconsin (without reference to its conflicts of laws principles).

Section 6.3 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, that the rights of Purchaser under this Purchase Agreement shall not be assignable except in connection with a transfer of Stock expressly permitted by the terms of this Purchase Agreement.

Section 6.4 Entire Agreement.  This Purchase Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

Section 6.5 Remedies.  Each of the parties to this Purchase Agreement will be entitled to enforce its rights under this Purchase Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Purchase Agreement and to exercise all other rights existing in its favor.

Section 6.6 Counterparts.  This Purchase Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the day and year set forth in the first paragraph hereof.

ZBB ENERGY CORPORATION

By: /s/ Eric Apfelbach
Name: Eric Apfelbach
Title: President and CEO

Address:

N93 W14475 Whittaker Way
Menomonee Falls, WI 53051
Attn: Will Hogoboom

Signature Page to Stock Purchase Agreement

Purchaser Signature of Purchaser Title, if Purchaser is an entity
Subscription Amount: Address: